Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218365 of Janus Henderson Group plc on Form S-8 of our report dated June 29, 2017, relating to the financial statement of Janus 401(k) and Employee Stock Ownership Plan appearing in this Annual Report on Form 11-K of the Janus 401(k) and Employee Stock Ownership Plan for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Denver, Colorado
June 29, 2018